Exhibit 24(f)
Southern Power Company Bin SC1107 30 Ivan Allen Jr. Boulevard NW Atlanta, Georgia 30308

November 19, 2010

Ms. Janet J. Hodnett Southern Power Company 30 Ivan Allen Jr. Blvd, NW Atlanta, GA 30308	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd, NW Atlanta, GA 30308

Ladies:

Southern Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following:  (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and (2) the Company’s Quarterly Reports on Form 10-Q during 2011.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly, SOUTHERN POWER COMPANY By /s/Oscar C. Harper IV Oscar C. Harper IV President and Chief Executive Officer

/s/Art P. Beattie Art P. Beattie	/s/David M. Ratcliffe David M. Ratcliffe
/s/Thomas A. Fanning Thomas A. Fanning	/s/Anthony J. Topazi Anthony J. Topazi
/s/Oscar C. Harper IV Oscar C. Harper IV	/s/Michael W. Southern Michael W. Southern
/s/G. Edison Holland, Jr. G. Edison Holland, Jr.	/s/Janet J. Hodnett Janet J. Hodnett

Extract from minutes of meeting of the board of directors of Southern Power Company.

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RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company’s Annual Report on Form 10-K for the year ended December 31, 2010, its 2011 Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Janet J. Hodnett and Melissa K. Caen.

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The undersigned officer of Southern Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Southern Power Company, duly held on November 19, 2010, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2011	SOUTHERN POWER COMPANY
By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary